Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Douglas Lindsay 972/753-2342
Executive Vice President & CFO	Vice President of Finance
wmccalmont@acecashexpress.com	dlindsay@acecashexpress.com

ACE CASH EXPRESS REPORTS RECORD
FISCAL THIRD QUARTER NET INCOME
Net Income Increased 28 Percent Excluding Lease Accounting Charge

DALLAS (April 28, 2005)—ACE Cash Express, Inc. (NASDAQ:AACE) announced record fiscal third quarter 2005 net income of $9.9 million, or $0.71 per diluted share, compared to fiscal third quarter 2004 net income of $8.2 million, or $0.72 per diluted share. As previously disclosed, fiscal third quarter 2005 results include a one-time after-tax charge of approximately $600,000, or $0.04 per diluted share, related to a cumulative change to the company’s lease accounting practices. Excluding this one-time charge, ACE’s fiscal third quarter 2005 net income increased 28 percent over the fiscal third quarter 2004 earnings to $10.4 million and earnings per diluted share increased to $0.75. Including the lease accounting charge, net income increased 21 percent over the fiscal third quarter 2004. During the fiscal third quarter of 2005, ACE’s total revenue increased 7 percent to $78.5 million, versus $73.7 million in the prior year period, due primarily to a 16 percent increase in loan fees and a 19 percent increase in bill payment and debit card revenue.

     “We are pleased to report another strong quarter, which was led by increases in comparable store loan fees as well as double-digit bill payment services growth,” said Jay B. Shipowitz, President and Chief Executive Officer, “We continue to remain focused on operational improvements, increased product offerings and our commitment to delivering convenient and quality services to our customers.”

     Among the Company’s accomplishments during the fiscal third quarter of 2005 were:

•	The total ACE store network, including franchised stores, had a record 10.3 million customer visits and processed approximately $3.1 billion in transactions.

•	ACE company-owned stores cashed 3.4 million checks resulting in check-cashing fees of $45.3 million, up from $44.6 million in the fiscal third quarter of 2004. ACE’s check cashing volume was over $1.7 billion, a 5.1 percent increase over the fiscal third quarter of 2004 and a record for any quarter in ACE’s history.

•	ACE company-owned stores processed approximately 470,000 loan transactions that resulted in an 8.3 percent increase in comparable store loan fees in company-owned stores over the prior year period.

•	ACE company-owned stores completed approximately 2.2 million bill-payment and debit card transactions that resulted in a bill payment services revenue increase of 19 percent to $5.4 million, compared to $4.5 million in the prior year period.

•	ACE company-owned stores sold approximately 48,000 prepaid debit cards, a 21 percent increase over the fiscal third quarter of 2004, and has now sold over 110,000 ACE MasterCards since introducing that product earlier in fiscal 2005.

•	Gross margin improved to 40.9 percent of revenue, or 42.3 percent excluding the lease accounting charge, in the fiscal third quarter of 2005, compared to 40.5 percent in the previous year period.

     During the fiscal third quarter of 2005, ACE added 53 stores to its network consisting of 13 newly constructed stores, including six ACE Cash Advance stores, 34 acquired stores, and six stores opened by ACE franchisees. ACE also closed 14 company-owned stores and at the end of the quarter had a network of 1,331 stores consisting of 1,118 company-owned stores and 213 franchised stores.

Results for the Nine Months Ended March 31, 2005

     For the first nine months of fiscal 2005, ACE’s total revenue increased 9 percent to $205.2 million from $188.6 million in the first nine months of fiscal 2004. Net income for the first nine months of fiscal 2005 was $20.8 million, or $1.49 per diluted share, compared to net income of $14.9 million, or $1.36 per share, for the first nine months of fiscal 2004. Excluding the one-time after-tax charge of approximately $600,000, or $0.04 per diluted share, related to its previously announced cumulative change to the company’s lease accounting practices, net income increased 43 percent in the first nine months of fiscal 2005 to $21.3 million and earnings per diluted share increased to $1.53. Including the lease accounting charge, net income in the first nine months of fiscal 2005 increased 39 percent compared to the prior year period.

     During the first nine months of fiscal 2005, ACE opened 51 newly constructed company-owned stores, including nine ACE Cash Advance stores, acquired 74 stores, and ACE franchisees opened 32 stores. ACE also closed or sold 33 company-owned locations in the normal course of business.

     Mr. Shipowitz added, “Year-to-date, we have added 125 company-owned stores and 32 franchised stores to the network. Additionally, we have executed leases for another 46 stores that we expect to open in the future. We have an active pipeline of new store and acquisition opportunities, which gives us strong confidence in achieving our goal of reaching over 1,600 stores by the end of fiscal 2008.”

Financial Guidance

     The Company is withdrawing its previously published earnings expectations for the fiscal year ending June 30, 2005 because of uncertainties surrounding the Federal Deposit Insurance Corporation’s (FDIC) recently issued revised Guidelines for Payday Lending. The Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than three months in the previous 12 months. The implementation of the revised Guidelines and their impact on the Company’s operations cannot be adequately estimated at this time.

     Through a marketing and services agreement with Republic Bank & Trust Company (Nasdaq: RBCAA), a Kentucky state chartered bank, the Company offers payday loans in 418 ACE locations in Texas, Pennsylvania and Arkansas, as of March 31, 2005. The Company recorded loan fees and interest generated from Republic payday loans totaling $26.8 million during the twelve months ended March 31, 2005, which represented approximately 10.2 percent of ACE’s total revenues during such period.

     ACE believes that banks that engage in payday lending have submitted plans to the FDIC for compliance with the revised Guidelines, including the development of alternative products, and they are awaiting a response from the FDIC. At this point, the Company does not know when or to what extent its revenues will change as a result of the compliance plans that the FDIC may ultimately approve. Consequently, the Company cannot estimate with any degree of certainty the extent that the implementation of the revised Guidelines will have on the Company’s revenues or earnings and is therefore withdrawing its previously published earnings expectations.

About ACE Cash Express

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2005, ACE had a network of 1,331 stores in 37 states and the District of Columbia, consisting of 1,118 company-owned stores and 213 franchised stores. ACE focuses on serving consumers who seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at http://www.acecashexpress.com.

Forward-Looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates and with its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact on the loans offered by Republic Bank & Trust Company at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than three months in the previous 12 months;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

     ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues	$78,464	$73,674	$205,237	$188,561
Store expenses:
Salaries and benefits	17,593	16,731	48,147	45,871
Occupancy	9,179	8,174	25,739	22,762
Provision for loan losses and doubtful accounts	6,293	5,411	20,755	18,673
Depreciation	2,744	1,741	6,202	5,215
Other	10,542	11,809	29,915	29,532

Total store expenses	46,351	43,866	130,758	122,053

Gross margin	32,113	29,808	74,479	66,508
Region expenses	6,110	4,942	17,135	14,256
Headquarters expenses	5,295	5,818	15,041	14,954
Franchise expenses	321	315	909	899
Other depreciation and amortization	857	1,027	2,242	3,066
Interest expense, net	2,828	4,362	4,215	8,830
Other (income) expense, net	256	(279)	322	(327)

Income before income taxes	16,446	13,623	34,615	24,830
Provision for income taxes	6,578	5,449	13,846	9,931

Net income	$9,868	$8,174	$20,769	$14,899

Earnings per share:
Basic	$0.72	$0.77	$1.54	$1.42
Diluted	$0.71	$0.72	$1.49	$1.36
Weighted average number of common shares outstanding:
Basic	13,620	10,650	13,485	10,462
Diluted	13,952	11,327	13,924	10,932

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	June 30,
	2005	2004(1)
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$126,525	$123,041
Accounts receivable, net	4,068	5,555
Loans receivable, net	16,504	17,047
Prepaid expenses, inventories and other current assets	9,840	10,658

Total Current Assets	156,937	156,301

Noncurrent Assets
Property and equipment, net	31,577	27,336
Covenants not to compete, net	1,804	1,067
Goodwill, net	98,685	81,719
Other assets	5,554	3,839

Total Assets	$294,557	$270,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$51,000	$60,000
Accounts payable, accrued liabilities and other current liabilities	39,193	32,711
Money orders payable	5,193	4,495

Total Current Liabilities	95,386	97,206

Noncurrent Liabilities
Deferred income tax	2,432	3,134
Deferred revenue	3,948	3,969
Other liabilities	4,311	3,351

Total Liabilities	106,077	107,660

Commitments and Contingencies	—	—
Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 13,882,921 and 13,518,737 shares issued and 13,671,521 and 13,307,337 shares outstanding, respectively	137	133
Additional paid-in capital	102,144	95,941
Retained earnings	92,237	71,468
Accumulated comprehensive loss	4	(170)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation – restricted stock	(3,335)	(2,063)

Total Shareholders’ Equity	188,480	162,602

Total Liabilities and Shareholders’ Equity	$294,557	$270,262

(1)	The June 30, 2004 property and equipment net, deferred income tax, other liabilities, and retained earnings balances have been adjusted to reflect the previously announced corrections to ACE’s lease accounting practices.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2005	2004	2005	2004	2004	2003
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,085	974	1,026	968	968	1,003
Acquired	34	—	74	8	34	2
Opened	13	22	51	32	53	14
Sold	—	(1)	(3)	(5)	(5)	(23)
Closed	(14)	(7)	(30)	(15)	(24)	(28)

End of period	1,118	988	1,118	988	1,026	968
Franchised stores in operation:
Beginning of period	216	210	204	200	200	184
Opened	6	9	32	30	32	26
Acquired by ACE	(8)	—	(22)	(8)	(13)	(2)
Closed/Sold	(1)	(4)	(1)	(7)	(15)	(8)

End of period	213	215	213	215	204	200

Total store network	1,331	1,203	1,331	1,203	1,230	1,168

Percentage increase (decrease) in comparable store revenues from prior period: (1)	(0.3)%	10.2%	3.6%	4.5%	5.0%	1.9%
Total revenue	(0.3)%	10.2%	3.6%	4.5%	5.0%	1.9%
Check fees including tax check fees	(5.2)%	1.6%	(3.6)%	5.4%	4.1%	5.4%
Loan fees and interest	8.3%	39.4%	14.4%	3.8%	7.8%	(4.4)%
Purchases of property and equipment, net (in thousands)	$4,708	$2,061	$11,760	$4,090	$7,950	$4,771
Intangible assets related to acquired stores (in thousands)	$11,850	$—	$18,402	$322	$6,403	$673
Check Cashing Data:
Face amount of checks cashed (in millions)	$1,721	$1,637	$4,069	$3,980	$5,103	$5,040
Face amount of average check	$500	$482	$407	$398	$388	$383
Average fee per check	$13.48	$13.46	$10.38	$10.22	$9.91	$9.65
Fees as a percentage of average check	2.70%	2.79%	2.55%	2.57%	2.55%	2.52%
Number of checks cashed (in thousands)	3,443	3,395	10,000	9,991	13,151	13,148
Check Collections Data:
Face amount of returned checks (in thousands)	$6,990	$5,253	$19,839	$15,808	$21,705	$24,087
Collections (in thousands)	5,427	3,527	14,759	10,239	13,947	16,935

Net write-offs (in thousands)	$1,563	$1,726	$5,080	$5,569	$7,758	$7,152

Collections as a percentage of returned checks	77.6%	67.1%	74.4%	64.8%	64.3%	70.3%
Net write-offs as a percentage of revenues	2.0%	2.3%	2.5%	3.0%	3.1%	3.1%
Net write-offs as a percentage of the face amount of checks cashed	0.09%	0.11%	0.12%	0.14%	0.15%	0.14%

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2005	2004	2005	2004	2004	2003
Combined Short-Term Consumer Loans Operating Data:
Volume – new loans and refinances	$142,900	$122,953	$474,882	$390,560	$527,723	$484,026
Average advance	$295	$279	$290	$278	$278	$274
Average finance charge	$46.43	$43.77	$45.75	$43.73	$43.71	$44.55
Number of loan transactions – new loans and refinances	470	442	1,604	1,414	1,909	1,798
Matured loan volume	$145,721	$127,810	$463,743	$387,014	$516,741	$488,940
Loan fees and interest	$21,201	$18,350	$68,938	$57,194	$77,029	$70,806
Loan loss provision	$6,247	$5,380	$20,651	$18,750	$24,280	$22,293
Gross margin on loans	70.5%	70.7%	70.0%	67.2%	68.5%	68.5%
Loan loss provision as a percent of matured loan volume	4.3%	4.2%	4.5%	4.8%	4.7%	4.6%
Loans Processed for Republic Bank:(2)
Volume – new loans and refinances	$38,985	$35,128	$138,393	$119,715	$159,692	$63,897
Average advance	$323	$294	$319	$295	$296	$302
Average finance charge	$56.94	$51.87	$56.30	$51.95	$52.11	$53.35
Number of loan transactions – new loans and refinances	121	120	434	407	541	211
Matured loan volume	$40,850	$36,991	$137,355	$119,402	$157,018	$56,040
Loan fees and interest	$6,130	$5,473	$20,988	$18,063	$24,036	$9,037
Provision for loan losses payable to Republic Bank	$2,085	$1,619	$6,645	$5,897	$7,390	$2,932
ACE Loans Operating Data:(3)
Volume – new loans and refinances	$103,915	$87,825	$336,489	$270,845	$368,031	$420,129
Average advance	$283	$272	$276	$269	$269	$268
Average finance charge	$41.95	$39.85	$40.98	$39.45	$39.40	$42.71
Number of loan transactions – new loans and refinances	349	322	1,170	1,007	1,368	1,587
Matured loan volume	$104,871	$90,819	$326,388	$267,612	$359,723	$432,900
Loan fees and interest	$15,071	$12,877	$47,950	$39,131	$52,993	$61,769
Loan loss provision	$4,162	$3,761	$14,006	$12,853	$16,890	$19,361
ACE Loans Balance Sheet Data:
Gross loans receivable	$28,577	$24,010	$28,577	$24,010	$27,663	$21,734
Less: Allowance for losses	12,073	10,657	12,073	10,657	10,616	8,734

Loans receivable, net of allowance	$16,504	$13,353	$16,504	$13,353	$17,047	$13,000

Allowance for losses on loans receivable:
Beginning of period	$12,961	$11,108	$10,616	$8,734	$8,734	$12,213
Provision for loan losses	4,162	3,761	14,006	12,853	16,890	19,361
Charge-offs	(5,639)	(4,323)	(14,266)	(11,172)	(15,295)	(23,729)
Recoveries	589	111	1,717	242	287	889

End of period	$12,073	$10,657	$12,073	$10,657	$10,616	$8,734

Allowance as a percent of gross loans receivable	42.2%	44.4%	42.2%	44.4%	38.3%	40.2%

(1)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003.

(3)	Operating data for ACE loans include short-term consumer loans made by Goleta National Bank at our company-owned stores until we discontinued offering Goleta loans on December 31, 2002.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2005	2004	2005	2004	2004	2003
Revenues (in thousands):
Check cashing fees	$26,487	$26,111	$83,537	$81,786	$108,439	$104,175
Loan fees and interest	21,201	18,350	68,938	57,194	77,029	70,806
Tax check fees	18,854	18,491	19,164	19,279	20,755	21,528
Bill payment services	5,377	4,521	15,011	12,488	16,960	13,507
Money transfer services	3,002	2,805	8,710	8,310	11,136	10,898
Money order fees	1,783	1,601	5,209	4,772	6,330	6,960
Franchise revenues	763	808	2,365	2,180	2,774	2,346
Other fees	997	987	2,303	2,552	3,236	4,069

Total revenue	$78,464	$73,674	$205,237	$188,561	$246,659	$234,289

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2005	2004	2005	2004	2004	2003
Percentage of Revenues:
Check cashing fees	33.7%	35.4%	40.7%	43.4%	44.0%	44.5%
Loan fees and interest	27.0	24.9	33.6	30.3	31.2	30.2
Tax check fees	24.0	25.1	9.3	10.2	8.4	9.2
Bill payment services	6.9	6.1	7.3	6.6	6.9	5.8
Money transfer services	3.8	3.8	4.3	4.4	4.5	4.6
Money order fees	2.3	2.2	2.5	2.5	2.6	3.0
Franchise revenues	1.0	1.1	1.2	1.2	1.1	1.0
Other fees	1.3	1.4	1.1	1.4	1.3	1.7

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
April 28, 2005
5 p.m. EDT

     An investor conference call will be held today, April 28, 2005 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2005, third quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 5384027. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer, will present the third quarter review.

     For your convenience, the conference call will be replayed in its entirety beginning at approximately 6 p.m. EDT on April 28th through 7 p.m. EDT on May 12th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 5384027.

     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.